Mitchell Hutchins Asset Management Inc.
1285 Avenue of the Americas
New York, NY  10019
212 713-2000
212 713-4715 fax

                                                            Mitchell Hutchins

          Paine Webber/Kidder, Peabody Municipal Money Market Series

                       Assistant Treasurer's Certificate
                       ---------------------------------

     The undersigned, Assistant Treasurer of Paine Webber/Kidder, Peabody Municipal Money Market Series (the "Trust"), hereby certifies that the Trust has received full payment, in accordance with the provisions of its prospectus, for all shares the sales of which are reported in the Trust's Rule 24f-2 Notice covering the fiscal year ended October 31, 1995 and that the facts otherwise stated in such Notice are true.


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of December, 1995.



                               /s/ Paul Schubert
                               -----------------
                                 Paul Schubert
                              Assistant Treasurer